Verbal Agreement

September 6, 2016

The President of Shem Corp. Sun Kui is verbally confirming the ability to loan to Shemn Corp. funds in the amount of $50,000 USA dollars (fifty thousand USA dollars) for the purpose of the Shemn Corp.’s needs, such as expanses related to the Form S-1 Registration Statement and other necessary provisions in regards to the Shemn Corp.’s business operations.

Confirmation signatures of the Shemn Corp.’s and the President of Shem Corp. Sun Kui:

/s/ Sun Kui

Shemn Corp.

Sun Kui